UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 __________________________

FORM 8-K

  __________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2024

EDESA BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On June 24, 2024, Edesa Biotech, Inc. (the “Company” or “Edesa”) issued a press release announcing that its drug candidate, paridiprubart (“EB05”), has been selected by the Biomedical Advanced Research and Development Authority (“BARDA”), part of the Administration for Strategic Preparedness and Response within the U.S. Department of Health and Human Services, for evaluation in a U.S. government-funded clinical study. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On June 24, 2024, the Company announced that its drug candidate, paridiprubart (“EB05”), has been selected by the Biomedical Advanced Research and Development Authority (“BARDA”), part of the Administration for Strategic Preparedness and Response within the U.S. Department of Health and Human Services, for evaluation in a U.S. government-funded clinical study.

Paridiprubart represents a new class of host-directed therapeutics (“HDTs”) that are designed to modulate the body’s own immune response when confronted with known or unknown public health threats such as pandemic influenza, COVID-19, other emerging infectious diseases, and chemical, biological, radiological, and nuclear incidents. Importantly, HDTs are agnostic to the causal agent and can be stockpiled preemptively to respond to public health emergencies and biodefense.

The BARDA-funded Phase 2 platform trial will be a randomized, double-blinded, placebo-controlled, multi-center U.S. clinical trial to investigate three novel threat-agnostic host-directed therapeutics, including EB05, in hospitalized adult patients with Acute Respiratory Distress Syndrome (“ARDS”) due to a variety of causes. The BARDA study of EB05 is expected to build on the success of a Phase 2 clinical study that the Company completed during the COVID-19 pandemic which demonstrated that paridiprubart reduced mortality by 84% among critically ill ARDS patients. A parallel study using an in vitro model also demonstrated that EB05 inhibits a key mediator of inflammatory responses from influenza and other pathogens. A separate Edesa-sponsored Phase 3 study of EB05 in patients with ARDS due to SARS-CoV-2 infection is currently ongoing in Canada and the U.S.

The BARDA-funded study will be managed under a BARDA contract with PPD Development, LP, a clinical research business of Thermo Fisher Scientific, Inc. For the EB05 cohort of the study, patients will be randomized one-to-one to either EB05plus Standard of Care (“SOC”) or to a placebo plus SOC control arm. The Company will provide drug products to the study as well as technical support.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: June 24, 2024	By:	/s/ Stephen Lemieux
	Name:	Stephen Lemieux
	Title:	Chief Financial Officer

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